UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 2, 2008

Finlay Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-25716 (Commission File Number)	13-3492802 (IRS Employer Identification No.)

529 Fifth Avenue, New York, New York (Address of principal executive offices)	10017 (Zip Code)

Registrant’s telephone number, including area code (212) 808-2800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 2, 2008, Finlay Enterprises, Inc. (the “Company”) received notification from The NASDAQ Stock Market (“Nasdaq”) indicating that, for the last 30 consecutive trading days, the Company’s common stock has not maintained a minimum market value of publicly held shares of $5,000,000 as required for continued inclusion by Marketplace Rule 4450(a)(2) (the “Market Value Rule”). In accordance with Marketplace Rule 4450(e)(1), the Company was provided 90 calendar days, until July 1, 2008, to regain compliance with this requirement by having its publicly held shares maintain a market value of $5,000,000 or greater for a minimum of ten consecutive trading days. If compliance with the Market Value Rule cannot be demonstrated by July 1, 2008, then Nasdaq will provide written notification to the Company that its securities will be delisted. At that time, the Company will be permitted to appeal Nasdaq’s determination to a Listing Qualifications Panel.

In addition, on April 7, 2008, the Company received notification from Nasdaq indicating that, for the last 30 consecutive trading days, the bid price for the Company’s common stock had closed below the minimum $1.00 per share requirement for continued inclusion under Marketplace Rule 4450(a)(5) (the “Bid Price Rule”). In accordance with Marketplace Rule 4450(e)(2), the Company was provided 180 calendar days, until October 6, 2008, to regain compliance with this requirement by having the bid price of the Company’s common stock close at $1.00 per share or more for a minimum of ten consecutive business days (or such longer period of time as Nasdaq may require in its discretion). If compliance with the Bid Price Rule cannot be demonstrated by October 6, 2008, then Nasdaq will provide written notification to the Company that its securities will be delisted. At that time, the Company will be permitted to appeal Nasdaq’s determination to a Listing Qualifications Panel.

The Company intends to monitor the market value of its listed securities and to consider available options if its common stock does not trade at a level likely to result in the Company regaining compliance with the minimum market value of publicly held shares requirement and the minimum bid price requirement by the applicable deadlines.

In addition, as required by Marketplace Rule 4803(a), the Company has issued a press release as of April 8, 2008 reporting the receipt of Nasdaq’s letters. A copy of this press release is attached hereto as Exhibit 99.1 and the information contained therein is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description
99.1	Finlay Enterprises, Inc. Press Release dated April 8, 2008 regarding Nasdaq letters dated April 2, 2008 and April 7, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINLAY ENTERPRISES, INC.
Date: April 8, 2008	By:	/s/ Bruce E. Zurlnick
Bruce E. Zurlnick Senior Vice President, Treasurer and Chief Financial Officer

Exhibit Index

Exhibit
Exhibit 99.1	Finlay Enterprises, Inc. Press Release dated April 8, 2008 regarding Nasdaq letters dated April 2, 2008 and April 7, 2008